Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------
                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               SPRINT CORPORATION
             (Exact name of registrant as specified in its charter)

                     Kansas                         48-0457967
         (State or other jurisdiction            (I.R.S. Employer
      of incorporation or organization)         Identification No.)


               Post Office Box 11315, Kansas City, Missouri 64112
                    (Address of principal executive offices)
                            ------------------------

                               SPRINT CORPORATION
                     MANAGEMENT INCENTIVE STOCK OPTION PLAN
                            (Full title of the Plan)
                            ------------------------
                                 THOMAS A. GERKE
       Vice President, Corporate Secretary and Associate General Counsel
                                 P.O. Box 11315
                           Kansas City, Missouri 64112
                     (Name and address of agent for service)

          Telephone number, including area code, of agent for service:
                                 (913) 624-3326
                            ------------------------

                           CALCULATION OF REGISTRATION FEE



                                     Proposed     Proposed
                                     maximum       Maximum
                          Amount     offering     Aggregate        Amount of
 Title of securities       to be     price per    offering       registration
 to be registered       registered     unit         price            fee


Options to purchase a
share of FON Common
Stock . . . . . . . .    7,997,350   $  2.67 (1) $ 21,352,924.50  $  5,103.35

Shares of FON Common
Stock ($2.00 par
value) . . . . . . .     7,997,350   $ 18.92 (2) $151,309,862.00  $ 36,163.06

Options to purchase a
share of PCS Common
Stock . . . . . . . .    8,568,600   $  4.62 (3) $ 39,586,932.00  $  9,461.28

Shares of PCS Common
Stock
($1.00 par value) . .    8,568,600   $ 22.82 (4) $195,535,452.00  $ 46,732.97

(1)  The offering price will be $2.67.

(2) Estimated solely for purposes of determining the registration fee in accordance with Rule 457(h)(1). The average of the high and low prices of the FON Common Stock on December 14, 2001, as reported in the consolidated reporting system, was $18.92.

(3)  The offering price will be $4.62.

(4) Estimated solely for purposes of determining the registration fee in accordance with Rule 457(h)(1). The average of the high and low prices of PCS Common Stock on December 20, 2001, as reported in the consolidated reporting system, was $22.82.


The provisions of Rule 416 under the Securities Act of 1933 shall apply to this Registration Statement and the number of shares registered on this Registration Statement automatically shall increase or decrease as a result of stock splits, stock dividends or similar transactions.
Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus relating to this Registration Statement meets the requirements for use in connection with the options to purchase a share of FON Common Stock, the shares of FON Common Stock, the options to purchase a share of PCS Common Stock and the shares of PCS Common Stock registered under the following Registration Statements on Form S-8: No. 33-65149, No. 333-42077, No. 333-68737, No. 333-76783,
No. 333-92809, and No. 333-56938 pertaining to the Management Incentive Stock Option Plan.

  PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference

       The   following  documents  filed  by  Sprint  Corporation ("Sprint")
with the Securities and Exchange Commission (File No. 1-04721) are incorporated in this Registration Statement by reference:

     o Sprint's Annual Report on Form 10-K/A for the year ended December 31,
       2000.

     o Sprint's Quarterly Report on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2001.

     o Sprint's Current Report on Form 8-K dated December 13, 2000 and filed February 20, 2001.

     o Sprint's Current Report on Form 8-K dated April 17, 2001 and filed April 23, 2001.

     o Sprint's Current Report on Form 8-K dated May 15, 2001 and filed May 16, 2001.

     o Sprint's Current Report on Form 8-K dated July 19, 2001 and filed July 24, 2001.

     o Sprint's Current Report on Form 8-K dated August 6, 2001 and filed August 7, 2001.

     o Sprint's Current Report on Form 8-K dated August 8, 2001 and filed August 8, 2001.

     o Sprint's Current Report on Form 8-K/A dated October 17, 2001 and filed October 30, 2001.

     o Description of FON Common Stock contained in Amendment No. 3 to Sprint's Registration Statement on Form 8-A relating to Sprint's FON Common Stock, filed April 18, 2001.

     o Description of FON Group Rights contained in Amendment No. 3 to Sprint's Registration Statement on Form 8-A relating to Sprint's FON Group Rights, filed August 4, 1999.

     o Description of PCS Common Stock contained in Amendment No. 3 to Sprint's Registration Statement on Form 8-A relating to Sprint's PCS Common Stock, filed April 18, 2001.

     o Description of PCS Group Rights contained in Amendment No. 2 to Sprint's Registration Statement on Form 8-A relating to Sprint's PCS Group Rights, filed July 26, 1999.


      All documents subsequently filed by Sprint pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, before the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part of this Registration Statement from the date of the filing of such documents. Sprint expressly excludes from such incorporation the information furnished pursuant to Item 9 of any Current Report on Form 8-K and the Report of the Compensation Committee, the Performance Graph and any Report on Repricing of Options/SARs contained in any proxy statement filed by Sprint pursuant to
Section 14 of the Securities Exchange Act of 1934 subsequent to the date of filing of this Registration Statement and before the termination of the offering of the securities covered by this Registration Statement.

Item 4.   Description of Securities

     See Incorporation of documents by reference.

Item 5.   Interests of Named Experts and Counsel

     The validity of the options and the authorized and unissued shares of FON Common Stock and PCS Common Stock to be issued under the Management Incentive Stock Option Plan was passed upon by Michael T. Hyde, Esq., Assistant Secretary of Sprint.

Item 6.   Indemnification of Directors and Officers

      Consistent with Section 17-6305 of the Kansas Statutes Annotated, Article IV, Section 10 of the Bylaws of Sprint provides that Sprint will indemnify directors and officers of the corporation against expenses, judgments, fines and amounts paid in settlement in connection with any action, suit or proceeding if the director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of Sprint. With respect to a criminal action or proceeding, the director or officer must also have had no reasonable cause to believe his conduct was unlawful.

     Under Section 10, Sprint may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Sprint, or who is or was serving at the request of Sprint as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability arising out of his status as such, whether or not Sprint would have the power to indemnify such persons against such liability. Sprint carries standard directors and officers liability coverage for its directors and officers. Subject to certain limitations and exclusions, the policies reimburse Sprint for liabilities indemnified under Section 10 and indemnify directors and officers of Sprint against additional liabilities not indemnified under Section 10.

      Sprint has entered into indemnification agreements with its directors and officers. These agreements provide for the indemnification, to the full extent permitted by law, of expenses, judgments, fines, penalties and amounts paid in settlement incurred by the director or officer in connection with any threatened, pending or completed action, suit or proceeding on account of service as a director, officer or agent of Sprint.

Item 8.   Exhibits

Exhibit
Number    Exhibits

 4A. The rights of Sprint's equity security holders are defined in Article Fifth, Article Sixth, Article Seventh and Article Eighth of the Articles of Incorporation of Sprint Corporation. The Articles are filed as Exhibit 3.1 to Amendment No. 3 to Sprint Corporation's Registration Statement on Form 8-A relating to its PCS Common Stock, filed April 18, 2001, and incorporated herein by reference.

 4B. Rights Agreement dated as of November 23, 1998, between Sprint Corporation and UMB Bank, n.a. (filed as Exhibit 4.1 to Amendment No. 1 to Sprint Corporation's Registration Statement on Form 8-A relating to Sprint's PCS Group Rights, filed November 25, 1998, and incorporated herein by reference).

 4C. Provisions regarding Stockholders' Meetings are set forth in Article III of the Bylaws. Provisions regarding the Capital Stock Committee are set forth in Article IV, Section 13 of the Bylaws. The Bylaws are filed as Exhibit 3(b) to Sprint Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 and incorporated herein by reference.

 4D. Tracking Stock Policies of Sprint Corporation (filed as Exhibit 4D to Post-Effective Amendment No. 2 to Sprint Corporation's Registration Statement on Form S-3 (No. 33-58488) and incorporated herein by reference).

 4E. Amended and Restated Standstill Agreement dated as of November 23, 1998, by and among Sprint Corporation, France Telecom S.A. and Deutsche Telekom AG (filed as Exhibit 4E to Post-Effective Amendment No. 2 to Sprint Corporation's Registration Statement on Form S-3 (No. 33-

          58488) and incorporated herein by reference), as amended by the Master Transfer Agreement dated January 21, 2000 between and among France Telecom, Deutsche Telekom AG, NAB Nordamerika Beteiligungs Holding GmbH, Atlas Telecommunications, S.A., Sprint Corporation, Sprint Global Venture, Inc. and the JV Entities set forth in
          Schedule II thereto (filed as Exhibit 2 to Sprint Corporation's Current Report on Form 8-K dated January 26, 2000 and incorporated herein by reference).

 5.       Opinion and consent of Michael T. Hyde, Esq.

 23-A.    Consent of Ernst & Young LLP.

 23-B.    Consent of Deloitte & Touche LLP.

 23-C. Consent of Michael T. Hyde Esq. is contained in his opinion filed as Exhibit 5.

 24.      Power of Attorney is contained on page II-6 of this Registration
          Statement.

 99-A     Management Incentive Stock Option Plan, as amended.

 99-B     1990 Stock Option Plan, as amended.

Item 9.   Undertakings.

     The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales of the securities being registered are being made, a post-effective amendment to this Registration
Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless such information is contained in a periodic report filed by the registrant pursuant to Section 13 or
          Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless such information is contained in a periodic report filed by the registrant pursuant to
          Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westwood, State of Kansas, on the 20th day of December, 2001.

                              SPRINT CORPORATION

                              By  /s/ A. B. Krause
                                   (A.  B. Krause, Executive Vice
                                   President)

                                POWER OF ATTORNEY

      We, the undersigned officers and directors of Sprint Corporation, hereby severally constitute W. T. Esrey, R. T. LeMay, A. B. Krause, J. R. Devlin and T.A. Gerke and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Sprint Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney have been signed by the following persons in the capacities and on the date indicated.

Name                    Title                          Date
                        Chairman of the Board and   )
                        Chief Executive Officer     )
                        (Principal Executive        )
/s/ W. T. Esrey         Officer)                    )
(W. T. Esrey)                                       )
                                                    )
                        Executive Vice President    )
                        and Chief Financial Officer )
                        (Principal Financial        )  December 20, 2001
/s/ A. B. Krause        Officer)                    )
(A. B. Krause)                                      )
                                                    )
                        Senior Vice President and   )
                        Controller                  )
                        (Principal Accounting       )
/s/ J. P. Meyer         Officer)                    )
(J. P. Meyer)                                       )

/s/ DuBose Ausley       Director                   )
(DuBose Ausley)                                    )
                                                   )
/s/ W. L. Batts         Director                   )
(W. L. Batts)                                      )
                                                   )
/s/ I. O. Hockaday, Jr. Director                   )
(I. O. Hockaday, Jr.)                              )
                                                   )
/s/ R. T. LeMay         Director                   )  December 20, 2001
(R. T. LeMay)                                      )
                                                   )
/s/ Linda K. Lorimer    Director                   )
(L. K. Lorimer)                                    )
                                                   )
/s/ C. E. Rice          Director                   )
(C. E. Rice)                                       )
                                                   )
/s/ Louis W. Smith      Director                   )
(Louis W. Smith)                                   )
                                                   )
/s/ Stewart Turley      Director                   )
(Stewart Turley)                                   )

                                  EXHIBIT INDEX

Exhibit
Number                                                                Page

 4A.      The  rights  of  Sprint's equity  security  holders  are
          defined   in  Article  Fifth,  Article  Sixth,  Article
          Seventh   and   Article  Eighth  of  the  Articles   of
          Incorporation of Sprint Corporation. The Articles are filed as Exhibit 3.1 to Amendment No. 3 to Sprint
          Corporation's  Registration  Satement   on   Form   8-A
          relating to its PCS Common Stock, filed April 18, 2001, and incorporated herein by reference.

 4B. Rights Agreement dated as of November 23, 1998, between Sprint Corporation and UMB Bank, n.a. (filed as Exhibit
          4.1 to Amendment No. 1 to Sprint Corporation's Registration Statement on Form 8-A relating to Sprint's PCS Group Rights, filed November 25, 1998, and incorporated herein by reference).

 4C. Provisions regarding Stockholders' Meetings are set forth in Article III of the Bylaws. Provisions regarding the Capital Stock Committee are set forth in Article IV, Section 13 of the Bylaws. The Bylaws are filed as Exhibit 3(b) to Sprint Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 and incorporated herein by reference.

 4D.      Tracking Stock Policies of Sprint Corporation (filed as
          Exhibit 4D to Post-Effective Amendment No. 2 to  Sprint
          Corporation's Registration Statement on Form  S-3  (No.
          33-58488) and incorporated herein by reference).

 4E. Amended and Restated Standstill Agreement dated as of November 23, 1998, by and among Sprint Corporation, France Telecom S.A. and Deutsche Telekom AG (filed as
          Exhibit 4E to Post-Effective Amendment No. 2 to Sprint Corporation's Registration Statement on Form S-3 (No. 33-58488) and incorporated herein by reference), as amended by the Master Transfer Agreement dated January 21, 2000 between and among France Telecom, Deutsche Telekom AG, NAB Nordamerika Beteiligungs Holding GmbH, Atlas Telecommunications, S.A., Sprint Corporation, Sprint Global Venture, Inc. and the JV Entities set forth in Schedule II thereto (filed as Exhibit 2 to Sprint Corporation's Current Report on Form 8-K dated January 26, 2000 and incorporated herein by reference).

 6.       Opinion and consent of Michael T. Hyde, Esq.

 23-A.    Consent of Ernst & Young LLP.

 23-B.    Consent of Deloitte & Touche LLP.

 23-C. Consent of Michael T. Hyde Esq. is contained in his opinion filed as Exhibit 5.

 24. Power of Attorney is contained on page II-6 of this Registration Statement.

 99-A     Management Incentive Stock Option Plan, as amended.

 99-B     1990 Stock Option Plan, as amended.